EXHIBIT 11
                    BellSouth Corporation
              Computation of Earnings Per Share

                     For the Three Month    For the Nine Month
                        Periods Ended          Periods Ended
                        September 30,          September 30,
                       1996        1995       1996       1995
Earnings Per Common Share:

Income Before
 Extraordinary
 Losses             $   631     $   559    $ 2,230     $ 1,663
Extraordinary
 Loss for
 Discontinuance of
 SFAS No.71, net of
 tax                     --          --         --      (2,718)
Extraordinary Loss
 on Early
 Extinguishment of
 Debt, net of tax        --          --         --         (16)
Net Income (Loss)   $   631     $   559    $ 2,230     $(1,071)

Weighted average
shares outstanding      994         993        994         993

Earnings per Common
 Share Before
 Extraordinary
 Losses             $   .63     $   .56    $  2.24     $  1.67
Extraordinary
 Loss for
 Discontinuance of
 SFAS No.71, net of
 tax                     --          --         --       (2.73)
Extraordinary Loss
 on Early
 Extinguishment of
 Debt, net of tax        --          --         --        (.02)
Earnings (Loss) Per
 Common Share       $   .63     $   .56    $  2.24     $ (1.08)

                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                     For the Three Month    For the Nine Month
                        Periods Ended          Periods Ended
                        September 30,          September 30,
                       1996        1995       1996       1995
Primary Earnings Per Common Share:

Income Before
 Extraordinary
 Losses             $   631     $   559    $ 2,230     $ 1,663
Extraordinary
 Loss for
 Discontinuance of
 SFAS No.71, net of
 tax                     --          --         --      (2,718)
Extraordinary Loss
 on Early
 Extinguishment of
 Debt, net of tax        --          --         --         (16)
Net Income (Loss)   $   631     $   559    $ 2,230     $(1,071)

Weighted average
 shares outstanding     994         993        994         993
Incremental shares
 from assumed
 exercise of stock
 options and
 payment of
 performance share
 awards                   2           2          2           1
Total Shares            996         995        996         994

Earnings per Common
 Share Before
 Extraordinary
 Losses             $   .63     $   .56    $  2.24     $  1.67
Extraordinary
 Loss for
 Discontinuance of
 SFAS No.71, net of
 tax                     --          --         --       (2.73)
Extraordinary Loss
 on Early
 Extinguishment of
 Debt, net of tax        --          --         --        (.02)
Earnings (Loss) Per
 Common Share       $   .63     $   .56    $  2.24     $ (1.08)




                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                     For the Three Month    For the Nine Month
                        Periods Ended          Periods Ended
                        September 30,          September 30,
                       1996        1995       1996       1995
Fully Diluted Earnings Per Common Share:

Income Before
 Extraordinary
 Losses             $   631     $   559    $ 2,230     $ 1,663
Extraordinary
 Loss for
 Discontinuance of
 SFAS No.71, net of
 tax                     --          --         --      (2,718)
Extraordinary Loss
 on Early
 Extinguishment of
 Debt, net of tax        --          --         --         (16)
Net Income (Loss)   $   631     $   559    $ 2,230     $(1,071)

Weighted average
 shares outstanding     994         993        994         993
Incremental shares
 from assumed
 exercise of stock
 options and
 payment of
 performance share
 awards                   2           2          2           2
Total Shares            996         995        996         995

Earnings per Common
 Share Before
 Extraordinary
 Losses             $   .63     $   .56    $  2.24     $  1.67
Extraordinary
 Loss for
 Discontinuance of
 SFAS No.71, net of
 tax                     --          --         --       (2.73)
Extraordinary Loss
 on Early
 Extinguishment of
 Debt, net of tax        --          --         --        (.02)
Earnings (Loss) Per
 Common Share       $   .63     $   .56    $  2.24     $ (1.08)